Exhibit 99

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President – Financial Analysis and Investor Relations
678-518-3278

Neenah Paper, Inc. Reports 2005 First Quarter Results

ALPHARETTA, GEORGIA – May 11, 2005 (NYSE:NP) – Neenah Paper reported today first quarter 2005 net income of $2.7 million, or $0.18 per diluted common share. Results included $0.19 per share for restructuring and asset impairment charges related to the previously announced closure of the Terrace Bay No. 1 pulp mill. Net income in the first quarter of 2004, during which operations were part of Kimberly-Clark, was $15.1 million or $1.03 per diluted common share and did not include interest expense or other changes resulting from being a stand-alone company.

FIRST QUARTER RESULTS

Consolidated net sales for the first quarter of 2005 were $196.6 million versus $198.4 million in the first quarter of 2004. Sales in each of the paper businesses grew as a result of higher volumes and prices, and in total increased 4 percent. Pulp sales declined 4 percent as lower volumes and increased discounts offset higher market prices. Operating income was $8.9 million, including $4.3 million of pre-tax charges associated with the shutdown of the Terrace Bay No. 1 pulp mill.  Operating income in the first quarter of 2005 also was impacted by a stronger Canadian dollar, which increased costs by approximately $8 million. Results for the first quarter of 2005 included corporate expenses of $6.7 million for administrative costs incurred as a result of being a stand-alone company and for payments to Kimberly-Clark as part of a transition services agreement for 2005.  Operating income in the first quarter of 2004 was $24.3 million.

Fine Paper net sales for the first quarter of 2005 grew 3 percent versus prior year with volumes up 8 percent. Volumes were boosted by additional sales of paper used for corporate annual reports. Operating income for fine paper in the first quarter of 2005 was $17.0 million, compared with $18.2 million in the first quarter of 2004. In 2005, operating income was impacted by increased costs for fiber and allocated corporate expenses.

In the Technical Paper segment, net sales for the first quarter of 2005 versus the first quarter 2004 were up 5 percent on 4 percent volume growth. Sales increased from higher prices and an improved product mix as well as double-digit volume growth in overseas markets. Operating income for Technical Paper during the first quarter was $4.7 million, compared with $7.1 million in the same period of 2004. Oil-based latex costs were approximately $1 million higher in 2005 compared to the prior year and the segment also incurred increases for fiber and allocated corporate expenses.

Net sales of pulp in the first quarter of 2005 declined 4 percent compared to the first quarter of 2004. While production levels were consistent in both periods, sales volumes decreased 7 percent as inventories were increased during the first quarter of 2005 to comply with contractually required safety stock levels. Average market prices compared with the prior year quarter increased approximately 7-10 percent, although this was offset by higher discounts on sales to Kimberly-Clark. The pulp segment had a first quarter 2005 operating loss of $11.1 million, including the aforementioned impacts of a stronger Canadian dollar and the Terrace Bay No. 1 mill charge. Higher costs for raw materials, energy and allocated corporate expenses were partly offset by lower depreciation and other manufacturing cost reductions. In the first quarter of 2004, the pulp segment generated a loss of $1.0 million.

Commenting on results, Sean Erwin, Chairman and Chief Executive Officer said, “We are seeing results from our initiatives and are pleased with the continued top-line growth in both of our paper businesses. While increased prices for raw materials and energy and a much stronger Canadian dollar present more challenging conditions than in past years, our teams are responding and were able to deliver over $4 million of cost savings in the first quarter. In addition, we are following through on our plans to address Terrace Bay’s long-term competitiveness and closed the smaller No. 1 mill on May 1. Our pulp and woodlands operations continue to represent a primary focus area and we are pursuing actions and strategic alternatives to improve the structure of these operations and provide increased value to our shareholders.”

AMENDED 10-K FILING

As a result of the quarterly review during 2005, it was determined that the opening balance for net deferred income tax assets recorded as part of the spin-off transaction on November 30, 2004 was overstated by $20.9 million. Consequently, the amounts of deferred tax assets and additional paid-in capital on the consolidated balance sheet and statement of stockholders’ equity as of and for the year ended December 31, 2004 will be restated. The misstatement had no impact on previously reported 2004 net income or losses and cash flow amounts. An amended Form 10-K will be filed with the Securities and Exchange Commission to reflect this change.

CONFERENCE CALL

Neenah Paper’s conference call to discuss first quarter earnings and other matters of interest to investors and analysts will be held at 11 a.m. (EST) on May 12.  The call will be simultaneously broadcast over the World Wide Web and stockholders and others are invited to listen to the live broadcast by following the instructions set out in the Investors section of the company’s Web site (www.neenah.com). A replay of the call will be available at the same site through June 10.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and the ability of the company to realize anticipated cost savings. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

NEENAH PAPER, INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(In millions, except share and per share data)

	For the Three Months ended March 31,
	2005	2004
Net Sales	$196.6	$198.4
Cost of products sold	171.3	165.3
Gross Profit	25.3	33.1
Selling, general and administrative expenses	12.7	9.1
Restructuring costs and asset impairment loss(1)	4.3	—
Other income - net	(0.6)	(0.3)
Operating Income	8.9	24.3
Interest expense	4.7	—
Income Before Income Taxes	4.2	24.3
Provision for income taxes	1.5	9.2
Net Income	$2.7	$15.1

Earnings Per Common Share:
Basic	$0.18	$1.03
Diluted	$0.18	$1.03

Weighted Average Common
Shares Outstanding (000s)
Basic	14,738	14,738
Diluted	14,793	14,738

Notes:

(1) -   For the three months ended March 31, 2005, Restructuring costs and asset impairment loss represent costs associated with the closure of the No. 1 Mill at Terrace Bay.

NEENAH PAPER, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(In millions)

	For the Three Months ended March 31,
	2005	2004
Business Segment Data
Net Sales:
Fine Paper	$57.9	$56.1
Technical Paper	35.9	34.1
Pulp	109.2	114.0
Intersegment Sales	(6.4)	(5.8)
Combined Total	$196.6	$198.4

Operating Income (Loss):
Fine Paper	$17.0	$18.2
Technical Paper	4.7	7.1
Pulp	(11.1)	(1.0)
Unallocated corporate	(1.7)	—
Combined Total	$8.9	$24.3

	March 31, 2005	December 31, 2004
Balance Sheet Data
Cash and Cash Equivalents	$24.4	$19.1
Working Capital(1), (4)	124.6	116.4
Total Debt	230.0	225.0
Stockholders’ Equity(4)	197.8	197.1
Total Assets(4)	577.1	565.7

	For the Three Months ended March 31,
	2005	2004
Cash Flow Data
Cash Provided By Operating Activities	$8.3	$12.7
Depreciation and amortization(2)	7.0	10.3
Capital expenditures	6.6	1.7
Pension contributions(3)	4.2	4.2

Notes:

(1) -      Working capital consists of all current assets and current liabilities.

(2) -      Results for 2005 include approximately $0.5 million for amortization of bond issuance costs.

(3) -        Amounts of cash contributed to pension trusts.

(4) -   Amounts for December 31, 2004 have been restated from the amounts previously reported to reflect an adjustment for a restatement of deferred tax assets and additional paid-in capital.